UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 23, 2015

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida		33131
(Address of principal executive offices)		(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 23, 2015, WhiteHorse Finance, Inc.’s (the “Company”) newly formed, wholly owned, special purpose financing subsidiary, WhiteHorse Finance Credit I, LLC (“WhiteHorse Credit”), entered into a revolving credit facility (the “Credit Facility”) pursuant to a Loan Agreement with the Company, as the portfolio manager, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent and lender, together with any additional lenders from time to time party thereto, and the collateral administrator, collateral agent and securities intermediary party thereto (the “Loan Agreement”). WhiteHorse Credit’s obligations to JPMorgan under the Credit Facility are secured by a first priority security interest in substantially all of the assets of WhiteHorse Credit, including its portfolio of loans. The obligations of WhiteHorse Credit under the Credit Facility are non-recourse to the Company. The Credit Facility paid off and refinanced a secured revolving credit facility between WhiteHorse Finance Warehouse, LLC, as borrower (“WhiteHorse Warehouse”), and Natixis, New York Branch, acting as facility agent.

The Credit Facility provides for borrowings in an aggregate principal amount up to $200 million with an accordion feature which allows for the expansion of the borrowing limit up to $220 million, subject to consent from the lender and other customary conditions. Borrowings under the Credit Facility are subject to compliance with a net asset value coverage ratio with respect to the value of WhiteHorse Credit’s portfolio and various eligibility criteria must be satisfied with respect to the acquisition of each loan in WhiteHorse Credit’s portfolio. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on December 23, 2019.

Advances under the Credit Facility are based on the one month London Interbank Offered Rate (“LIBOR”) plus an annual spread of 2.90%. Interest is payable monthly in arrears. WhiteHorse Credit is required to pay a non-usage fee which will accrue at 0.50% per annum through September 22, 2016, and at 1.00% per annum thereafter, on the average daily unused amount of the financing commitments to the extent the aggregate principal amount available under the Credit Facility has not been borrowed. The non-usage fee is waived through September 22, 2016 while borrowings under the Credit Facility exceed $100 million. WhiteHorse Credit also paid an upfront fee and incurred certain other customary costs and expenses in connection with obtaining the Credit Facility.

The Credit Facility and the related documents require the Company and WhiteHorse Credit to, among other things, agree to make certain customary representations and to comply with customary affirmative and negative covenants. The Credit Facility also includes customary events of default for credit facilities of this nature, including breaches of representations, warranties or covenants by the Company or WhiteHorse Credit, the occurrence of a change in control, failure to maintain certain ratios required under the Credit Facility.

Borrowings of WhiteHorse Credit will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The description above is only a summary of the material provisions of the Loan Agreement and is qualified in its entirety by reference to a copy of the Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On December 31, 2015, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

The information in Item 8.01 of this current report on Form 8-K and Exhibit 99.1 furnished herewith is being furnished and will not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in Item 8.01 of this current report on Form 8-K and Exhibit 99.1 will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This current report on Form 8-K, including the exhibits furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this current report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Loan Agreement, dated as of December 23, 2015, by and among WhiteHorse Finance Credit I, LLC, as company, WhiteHorse Finance, Inc., as the portfolio manager, JPMorgan Chase Bank, National Association, as administrative agent, together with any additional lenders from time to time party thereto, and the collateral administrator, collateral agent and securities intermediary party thereto.

99.1	Press release, dated December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2015	WHITEHORSE FINANCE, INC.

	By:	/s/ Gerhard Lombard
Gerhard Lombard

Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement, dated as of December 23, 2015, by and among WhiteHorse Finance Credit I, LLC, as company, WhiteHorse Finance, Inc., as the portfolio manager, JPMorgan Chase Bank, National Association, as administrative agent, together with any additional lenders from time to time party thereto, and the collateral administrator, collateral agent and securities intermediary party thereto.

99.1	Press release, dated December 31, 2015.